FOR IMMEDIATE RELEASE

American Realty Capital Properties Responds to Statement Issued by Cole Credit Property Trust III

ARCP Surprised and Disappointed that CCPT III Would Reaffirm its Support for an Inferior Cole
Holdings Internalization Without Exploring ARCP’s Superior Offer or Giving its Stockholders a Voice or a Choice

New York, New York, March 21, 2013 – American Realty Capital Properties, Inc. (“ARCP” or the “Company”) (NASDAQ: ARCP) announced today that it was not only surprised, but disappointed, by today’s utterly unresponsive statement by Cole Credit Property Trust III, Inc. (“CCPT III”) to ARCP’s offer to acquire all of the outstanding shares of CCPT III’s common stock. ARCP finds it remarkable that CCPT III and its board of directors have rejected the Company’s proposal, which offers CCPT III’s stockholders superior value and certainty as compared to the proposed acquisition and internalization of Cole Holdings, without seeking to contact ARCP or better understand its offer in any way. In its apparent rush to close its inferior and affiliated internalization transaction, CCPT III continues to deprive its stockholders a voice or a choice. It is insufficient for CCPT III merely to assert that its previously announced insider transaction is superior to ARCP’s proposal without providing stockholders and the broker community a single reason why that may be the case. Yesterday’s outsized trading volume in ARCP (14.5 million shares traded) and 5.24% increase in the stock price, should be proof enough that the public markets support ARCP’s proposed transaction and disagree with the unilateral decision made by CCPT III’s board of directors.

ARCP is deeply disappointed that CCPT III would neglect to explore ARCP’s highly attractive offer fully and continue to press forward with its highly controversial and, the Company believes, conflicted internalization transaction—one that offers CCPT III’s stockholders uncertain value, uncertain liquidity, and an uncertain future, all while refusing to allow them a vote. ARCP also believes that, should the internalization be consummated, there exists significant potential for a diminution of value for CCPT III’s stockholders, which may result in the reduction of ARCP’s proposed valuation of CCPT III.

ARCP remains strongly committed to its offer, which it believes is clearly in the best interests of the stockholders of both companies and the entire broker dealer community. ARCP urges the many members of the non-traded REIT community who have expressed their strong support for ARCP’s proposal and their dismay at CCPT III’s planned internalization transaction to speak up and let CCPT III know what its stockholders desire. Finally, ARCP encourages the CCPT III board of directors to give our proposal the careful consideration it deserves. ARCP remains ready, willing and able to engage in constructive discussions with CCPT III at any time. ARCP’s proposal is fully financed and the Company is positioned to close this transaction promptly with much greater surety than the internalization transaction currently contemplated and reaffirmed by CCPT III’s board of directors.

About ARCP

ARCP is a publicly traded Maryland corporation listed on The NASDAQ Global Select Market that qualified as a real estate investment trust for U.S. federal income tax purposes for the taxable year ended December 31, 2011, focused on acquiring and owning single tenant freestanding commercial properties subject to net leases with high credit quality tenants. Additional information about ARCP can be found on its website at www.arcpreit.com.

Additional Information about the Proposed Transaction and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication relates to a business combination transaction with CCPT III proposed by ARCP, which may become the subject of a registration statement filed with the Securities and Exchange Commission (“SEC”). This material is not a substitute for the proxy statement/prospectus ARCP would file with the SEC regarding the proposed transaction if such a negotiated transaction with CCPT III is reached or for any other document which ARCP may file with the SEC and send to ARCP’s or CCPT III’s stockholders in connection with the proposed transaction. INVESTORS AND SECURITIY HOLDERS OF ARCP AND CCPT III ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  Such documents would be available free of charge through the website maintained by the SEC at www.sec.gov or by directing a request to the ARCP Investor Relations Department, 405 Park Avenue, New York, New York 10022. Copies of such documents filed by ARCP with the SEC also will be available free of charge on ARCP’s website at www.arcpreit.com.

Participants in Solicitation

ARCP, AR Capital, LLC and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from ARCP’s and CCPT III’s stockholders in respect of the proposed transaction. Information regarding ARCP’s directors and executive officers can be found in ARCP’s definitive proxy statement filed with the SEC on May 4, 2012, as modified by ARCP’s current reports on Form 8-K filed with the SEC on October 17, 2012 and March 6, 2013. Additional information regarding the interests of such potential participants will be included in any proxy statement/prospectus and other relevant documents filed with the SEC in connection with the proposed transaction if and when they become available.

All information in this communication concerning CCPT III, including its business, operations and financial results was obtained from public sources.  While ARCP has no knowledge that any such information is inaccurate or incomplete, ARCP has not had the opportunity to verify any of that information.

Forward-Looking Statements

Information set forth in this communication (including information included or incorporated by reference herein) contains “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934), which reflect ARCP’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors, many of which are outside ARCP’s control, that could cause actual results to differ materially from those contained in the forward-looking statements. Such risks and uncertainties relating to the proposed transaction include, but are not limited to, CCPT III’s failure to accept ARCP’s proposal and enter into definitive agreements to effect the transaction, whether and when the proposed transaction will be consummated, the new combined company’s plans, market and other expectations, objectives, intentions, as well as any expectations or projections with respect to the combined company, including regarding future dividends and market valuations, and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the ability to obtain regulatory and stockholder approvals for the transaction; market volatility; unexpected costs or unexpected liabilities that may arise from the transaction, whether or not consummated; the inability to retain key personnel; ARCP’s ability to achieve the cost-savings and synergies contemplated by the proposed transaction within the expected time frame; ARCP’s ability to promptly and effectively integrate the businesses of CCPT III and ARCP; disruption from the proposed transaction making it more difficult to maintain relationships with tenants; the business plans of the tenants of the respective parties; continuation or deterioration of current market conditions; and future regulatory or legislative actions that could adversely affect the companies. Additional factors that may affect future results will be contained in ARCP’s filings with the SEC from time to time. ARCP disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

Contacts

Tom Johnson / Ian Campbell	Brian S. Block, EVP & CFO
Abernathy MacGregor	American Realty Capital Properties, Inc.
tbj@abmac.com / idc@abmac.com	bblock@arlcap.com
Ph: 212-371-5999 / 213-630-6550	Ph: 212-415-6500

Anthony J. DeFazio
Diccicco Battista Communications
tdefazio@dbcworks.com
Ph: 484-342-3600